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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of the earliest event reported):    December 23, 1996
                                                              (December 6, 1996)


                           NEW YORK BAGEL ENTERPRISES, INC
                ------------------------------------------------------
                (Exact name of Registrant as specified in its charter)

                                       0-21205
                               ------------------------
                               (Commission file number)

            KANSAS                                      73-1369185
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                                   300 I.M.A. Plaza
                                250 North Water Street
                              Wichita, Kansas 67202-1213
                           ----------------------------------
             (Address of principal executive offices, including zip code)


                                     316-267-7373
                                     ------------
                 (Registrant's telephone number, including area code)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

    On November 25, 1996, New York Bagel Enterprises, Inc. (the "Company," which term shall be deemed to include its subsidiaries, unless the context indicates otherwise) entered into an Asset Purchase Agreement (the "Agreement") with Lots A' Bagels, Inc. ("Lots A' Bagels") and Mr. Stephen K. Goldstone and Mrs. Linda F. Goldstone to acquire through the Company's wholly owned subsidiary, LAB Acquisition Corporation ("LAB"), certain of the assets and assume certain of the liabilities of Lots A' Bagels (the "Acquisition"). On December 6, 1996, the Company completed the Acquisition. Under the terms of the Agreement, the Company acquired substantially all of the operating assets, business operations and facilities of Lots A' Bagels, including seven restaurants and a bagel commissary located in Colorado Springs and Monument, Colorado for $2.1 million in cash, a promissory note in the principal amount of $563,000, which is subject to offset, and the assumption of certain liabilities of Lots A' Bagels, primarily restaurant, equipment and vehicle leases. LAB has entered into a consulting agreement with Mr. Goldstone, a former executive officer of Lots A' Bagels. In connection with the acquisition, Lots A' Bagels, Mr. Goldstone and Mrs. Goldstone executed noncompete agreements in favor of the Company. In addition, the Company issued a Warrant to Purchase Common Stock entitling Lots A' Bagels to purchase a to be determined number of shares of the Company's common stock at a price per share equal to the total amount of debt issued to Lots A' Bagels times sixty percent (60%) divided by the average final "close" price per share of the Company's Common Stock for the ten trading days ending three trading days prior to December 6, 1996.

    Pursuant to the Agreement, the Company acquired from Lots A' Bagels' seven leased restaurants, a leased bagel commissary and substantially all of Lots A' Bagels' inventory, property, operating equipment, intellectual property and certain other assets. In connection with the Acquisition, all lease agreements for the restaurants were assigned to and assumed by the Company. The Company intends to operate the restaurants in substantially the same manner as they were operated by Lots A' Bagels. The intellectual property acquired from Lots A' Bagels consists principally of the trademarks and logos of Lots A' Bagels.

    As part of the consideration for the Acquisition, Lots A' Bagels received a $563,000 Promissory Note from the Company. The principal amount and accrued interest payable under the Promissory Note are subject to offset for (i) certain adjustments to be made upon the completion of a final statement of operations for the period from July 1, 1996 through March 30, 1997 (the "Final Statement of Operations") and (ii) any amounts required to be paid by Lots A' Bagels pursuant to the indemnification provisions of the Agreement. In addition, depending upon adjustments which may result from the Final Statement of Operations, the Company may be required to pay up to an additional $325,000 in cash and issue to Lots A' Bagels a promissory note in the amount, if any, by which the Final Statement of Operations adjustment exceeds $325,000.

    The Company's source of the cash portion of the purchase price was a portion of the net proceeds from the Company's initial public offering of Common Stock during August 1996.

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ITEM 7. FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS.

    (a)  Financial Statements of Business Acquired.
         Since it is impracticable to include the required financial statements, such financial information will be filed in an amendment to this Form 8-K as soon as practicable, but no later than February 19, 1997.

    (b)  Pro Forma Financial Information.
         Since it is impractical to include the required financial statements, such financial information will be filed in an amendment to this Form 8-K as soon as practicable, but no later than February 19, 1997.

    (c)  Exhibits.

EXHIBIT
NUMBER        EXHIBIT DESCRIPTION
-------       -------------------

2 Asset Purchase Agreement dated November 25, 1996 by and among LAB Acquisition Corporation, New York Bagel Enterprises, Inc., Lots A' Bagels, Inc., and Stephen K. Goldstone and Linda F. Goldstone.

4             New York Bagel Enterprises, Inc. Warrant to Purchase Common
              Stock.

99.1          Financial Statements of business acquired. *

99.2          Pro forma financial information. *

________________
* To be filed as soon as practical, but no later than February 19, 1997.


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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     NEW YORK BAGEL ENTERPRISES, INC.


                                     /s/ JON H. CRAMER
                                     -----------------------------------------
                                     Jon H. Cramer
                                     CHIEF FINANCIAL OFFICER, TREASURER
                                      AND SECRETARY



Dated: December 20, 1996